UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2010

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1660 – 1055 West Hastings Street, Vancouver, British Columbia V6E 2E9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.568.4700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02	Termination of a Material Definitive Agreement

Pursuant to the Drilling and Development Agreement between Starlight Corporation and EnCana Oil and Gas (USA) Inc. (“EnCana”) dated May 1, 2006, as amended (the “Agreement”), the registrant’s wholly owned subsidiary Eden Energy Colorado LLC (“Eden”), as successor in interest to Starlight Corporation had the option, but not the obligation to commence a Continuous Drilling Program no later than July 1, 2010. On June 30, 2010, Eden provided written notice to EnCana of their decision not to drill additional Earning Wells in the Ant Hill Unit and have elect not to commence a Continuous Drilling Program for 2010. By providing written notice to EnCana and pursuant to Section XV of the Agreement, the Agreement will terminate effective July 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Drew Bonnell
Drew Bonnell
Chief Financial Officer and Director

Date: July 2, 2010